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     For period ending 08-31-96
     File Number 811-4338
     Sub-Item 77.O



     77.O.  Transactions effected pursuant to Rule 10f-3.

                      The following information relates to the sole transaction effected by Heritage Capital Appreciation Trust pursuant to Rule 10f-3 during the fiscal year ended August 31, 1996:

     Security:                                  Lucent Technologies

     Date of purchase:                          04/04/96

     Date offering commenced:                   04/04/96

     Purchase price:                            $27.00

     Commission:                                $0.65 (2.4%)

     Securities acquired from:                  Morgan Stanley

     Amount purchased:                          $1,485,000.00

     Total Offering:                            $3.024 billion

























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